Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements listed below pertaining to the Caribbean Refrescos Inc. Thrift Plan of The Caribbean Refrescos Inc. of our report dated June 12, 2025, with respect to the financial statements and schedule of the Caribbean Refrescos Inc. Thrift Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2024.

1.Registration Statement No. 333-221170 on Form S-8, dated October 27, 2017

2.Registration Statement No. 333-262978 on Form S-8, dated February 24, 2022

/s/ Ernst & Young LLP

June 12, 2025
Atlanta, Georgia